                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



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Pricing Supplement No. 4                                   Trade Date: 02/04/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 02/07/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is February 6, 2002




        CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UDA9             $13,840,000.00              5.00%                 08/15/08                 100%


   Interest Payment
       Frequency                                      Subject to              Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption            (including the redemption price)
    ----------------        -----------------         -----------           -------------------------------
        03/15/02                   Yes                 Yes                          100% 02/15/03
        monthly                                                                 semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $13,660,080.00            $179,920.00               $2.00             ABN AMRO Financial
                                                                             Services, Inc.